As filed with the Securities and Exchange Commission on June 30, 2003

Registration Statement No. 333-37680

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3
ON FORM S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PINNACLE HOLDINGS INC.
(Exact name of Registrant as specified in its Governing Instruments)

301 North Cattlemen Road
Suite 300
Sarasota, Florida 34232
(941) 364-8886
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David J. Grain
President
Pinnacle Holdings Inc.
301 North Cattlemen Road
Suite 300
Sarasota, Florida 34232
(941) 364-8886
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Chester E. Bacheller, Esq.
Holland & Knight LLP
400 North Ashley Drive, Suite 2300
Tampa, Florida 33602
Phone: (813) 227-6431          Fax: (813) 229-0134

DEREGISTRATION
SIGNATURES

DEREGISTRATION

     Pinnacle Holdings Inc., a Delaware corporation (“Old Pinnacle”), filed a Registration Statement on Form S-3 on May 23, 2000 (Registration Number 333-37680) (the “Registration Statement”), to register $900,000,000 of debt securities, preferred stock, common stock, depositary shares and warrants of Old Pinnacle (collectively, the “Securities”).

     Old Pinnacle and certain of its wholly owned subsidiaries, Pinnacle Towers Inc., Pinnacle Towers III Inc. and Pinnacle San Antonio LLC (collectively, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case Nos. 02-12477 and 02-12482 through 02-12484). On October 9, 2002, the Bankruptcy Court entered an order confirming the Second Amended Joint Plan Of Reorganization of Old Pinnacle and the other Debtors, dated September 23, 2002 (the “Second Amended Plan”), and the Second Amended Plan was effective on November 1, 2002 (the “Effective Date”). Pursuant to the terms of the Second Amended Plan, on the Effective Date, Old Pinnacle was merged with and into Pinnacle Holdings Inc., a Delaware corporation (f/k/a Pinnacle Merger Corp.), and all of the existing securities of Old Pinnacle were canceled. Accordingly, the Registration Statement is hereby amended to deregister the Securities that remain unissued under the Registration Statement.

2

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, PINNACLE HOLDINGS INC., a Delaware corporation, has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sarasota, State of Florida, on April 10, 2003.

Pinnacle Holdings Inc.

By: /s/ David J. Grain

David J. Grain, President

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ David J. Grain David J. Grain	President and Director	April 10, 2003

/s/ William T. Freeman William T. Freeman	Chief Financial Officer and Vice President	April 10, 2003

/s/ Wesley R. Edens Wesley R. Edens	Director	April 10, 2003

/s/ Robert H. Niehaus Robert H. Niehaus	Director	April 10, 2003

/s/ William B. Doniger William B. Doniger	Director	April 10, 2003

/s/ Timothy J. Haddock Timothy J. Haddock	Director	April 10, 2003

/s/ Robert Gidel Robert Gidel	Director	April 10, 2003

/s/ David Abrams David Abrams	Director	April 10, 2003

/s/ Kevin Czinger Kevin Czinger	Director	April 10, 2003

Steven R. Day	Director	April __, 2003